Exhibit 99.1

Consolidated Financial Statements

CENTRIA and Subsidiaries

Years Ended December 31, 2013, 2012, and 2011

With Report of Independent Auditors

CENTRIA and Subsidiaries

Consolidated Financial Statements

Years Ended December 31, 2013, 2012, and 2011

Report of Independent Auditors

The Partners

CENTRIA

We have audited the accompanying consolidated financial statements of CENTRIA (a Pennsylvania general partnership) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CENTRIA and subsidiaries at December 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
March 3, 2014

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CENTRIA and Subsidiaries

Consolidated Balance Sheets

	December 31
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$8,932,316	$19,633,246
Accounts receivable, net of allowance for uncollectible amounts of $2,238,000 and $2,633,000, respectively	33,627,364	24,914,145
Costs and estimated earnings in excess of billings on uncompleted contracts	1,320,129	2,101,598
Inventories, net of reserves of $2,558,000 and $2,218,000, respectively	23,591,426	26,744,088
Prepaid expenses and other current assets	2,045,108	1,834,701
Unbilled retention	652,151	506,055
Total current assets	70,168,494	75,733,833

Property and equipment:
Land and buildings	10,376,917	10,376,917
Machinery and equipment	77,523,220	73,146,334
Construction-in-process	693,494	805,524
Office furniture and equipment	6,097,237	5,459,535
Vehicles	141,443	141,443
	94,832,311	89,929,753
Less accumulated depreciation and amortization	68,765,997	64,202,595
Net property and equipment	26,066,314	25,727,158

Prepaid pension expense	1,322,117	–
Other noncurrent assets	100,467	100,728
Total assets	$97,657,392	$101,561,719

See accompanying notes.

3

	December 31
	2013	2012
Liabilities and partners’ capital
Current liabilities:
Current portion of long-term debt	$2,090,284	$610,323
Accounts payable	10,291,172	14,393,670
Bank overdrafts	2,973,663	3,469,842
Accrued wages and benefits	8,001,440	7,376,590
Other accrued expenses	11,767,105	10,673,299
Billings in excess of costs and estimated earnings on uncompleted contracts	18,331,928	22,717,373
Total current liabilities	53,455,592	59,241,097

Deferred revenue for long-term warranty	2,358,891	2,618,916
Long-term debt	3,700,000	5,793,980
Pension and other postretirement benefits	6,814,234	9,963,403
Other noncurrent liabilities	5,189,593	6,656,668
Total liabilities	71,518,310	84,274,064

Partners’ capital:
Limited and general partners	35,571,237	31,927,591
Note receivable from partner	(4,422,544)	(4,422,544)
Accumulated other comprehensive loss	(5,009,611)	(10,217,392)
Total partners’ capital	26,139,082	17,287,655

Total liabilities and partners’ capital	$97,657,392	$101,561,719

See accompanying notes.

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CENTRIA and Subsidiaries

Consolidated Statements of Income

	Year Ended December 31
	2013	2012	2011

Revenues	$225,932,819	$214,764,000	$218,311,434
Cost of goods sold	169,182,698	164,122,614	171,017,748
Gross profit	56,750,121	50,641,386	47,293,686

Operating expenses:
Selling	16,571,769	16,077,677	15,561,988
General and administrative	15,947,274	16,134,417	13,678,301
Depreciation	5,020,757	4,904,516	4,833,405
Total operating expenses	37,539,800	37,116,610	34,073,694
Income from operations	19,210,321	13,524,776	13,219,992

Other expense (income):
Interest expense	62,479	183,615	253,978
Other income, net	141	(20,313)	(27,037)
Total other expense	62,620	163,302	226,941
Income before income tax provision	19,147,701	13,361,474	12,993,051

Provision for income taxes:
Current	104,055	89,315	18,853
Deferred	–	(67,800)	(50,307)
Change in valuation allowance	–	67,800	50,307
Total provision for income taxes	104,055	89,315	18,853
Net income	$19,043,646	$13,272,159	$12,974,198

See accompanying notes.

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CENTRIA and Subsidiaries

Consolidated Statements of Comprehensive Income

	Year Ended December 31
	2013	2012	2011

Net income	$19,043,646	$13,272,159	$12,974,198

Other comprehensive income (loss):
Pension and other postretirement benefits liability	5,207,781	766,709	(3,253,947)
Other comprehensive income (loss)	5,207,781	766,709	(3,253,947)
Comprehensive income	$24,251,427	$14,038,868	$9,720,251

See accompanying notes.

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CENTRIA and Subsidiaries

Consolidated Statements of Partners’ Capital

		Note	Accumulated
		Receivable	Other
	Partners’	From	Comprehensive
	Capital	Partner	Income (Loss)	Total

December 31, 2010	$35,481,234	$(4,422,544)	$(7,730,154)	$23,328,536
Net income	12,974,198	–	–	12,974,198
Other comprehensive loss	–	–	(3,253,947)	(3,253,947)
Distribution to partners	(15,400,000)	–	–	(15,400,000)
December 31, 2011	33,055,432	(4,422,544)	(10,984,101)	17,648,787
Net income	13,272,159	–	–	13,272,159
Other comprehensive income	–	–	766,709	766,709
Distribution to partners	(14,400,000)	–	–	(14,400,000)
December 31, 2012	31,927,591	(4,422,544)	(10,217,392)	17,287,655
Net income	19,043,646	–	–	19,043,646
Other comprehensive income	–	–	5,207,781	5,207,781
Distribution to partners	(15,400,000)	–	–	(15,400,000)
December 31, 2013	$35,571,237	$(4,422,544)	$(5,009,611)	$26,139,082

See accompanying notes.

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CENTRIA and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31
	2013	2012	2011
Operating activities
Net income	$19,043,646	$13,272,159	$12,974,198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,020,757	4,904,516	4,833,405
Changes in assets and liabilities:
Accounts receivable	(8,713,219)	9,926,216	(6,162,303)
Costs and estimated earnings in excess of billings on uncompleted contracts	781,469	811,878	(1,111,532)
Inventories	3,152,662	(4,439,470)	(5,460,401)
Prepaid expenses and other current assets, and noncurrent assets	(210,407)	202,944	(277,360)
Unbilled retention	(146,096)	808,550	(182,990)
Accounts payable	(4,502,237)	(2,208,810)	5,971,013
Accrued expenses, deferred revenue, and other noncurrent liabilities	(504,623)	8,853,865	(604,997)
Billings in excess of costs and estimated earnings on uncompleted contracts	(4,385,445)	3,220,917	2,690,448
Pension and other postretirement benefits	736,495	34,537	(813,928)
Net cash provided by operating activities	10,273,002	35,387,302	11,855,553

Investing activities
Capital expenditures, net	(5,359,913)	(5,463,169)	(5,018,061)
Net cash used in investing activities	(5,359,913)	(5,463,169)	(5,018,061)

Financing activities
Payments on debt, net	(614,019)	(2,769,867)	(2,012,936)
Distributions to partners	(15,000,000)	(14,000,000)	(15,400,000)
Net cash used in financing activities	(15,614,019)	(16,769,867)	(17,412,936)

Net (decrease) increase in cash and cash equivalents	(10,700,930)	13,154,266	(10,575,444)
Cash and cash equivalents, beginning of year	19,633,246	6,478,980	17,054,424
Cash and cash equivalents, end of year	$8,932,316	$19,633,246	$6,478,980

Supplemental data
Cash paid during the year for:
Interest	$65,111	$188,655	$256,938

See accompanying notes.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

1. Organization and Operation

CENTRIA (the Partnership) is engaged in the manufacturing of exterior metal wall and roof systems for the nonresidential construction market primarily throughout the United States. CENTRIA, Inc. (CI) is a wholly owned subsidiary of the Partnership and is engaged in the installation of exterior metal wall and roof systems, usually under long-term, fixed-price, construction-type contracts. CENTRIA International LLC (International) is a single-member LLC that is engaged in the international sales and manufacture of CENTRIA products. MetalWorks, L.P. (MetalWorks) is a majority-owned subsidiary of the Partnership that was engaged in the manufacture and distribution of steel roofing shingles for residential and commercial buildings throughout North America (see Note 4).

2. Partnership Agreement

The Partnership was formed by a Partnership Agreement dated February 11, 1993, by three general partners pursuant to the Pennsylvania Uniform Partnership Act. This agreement was amended on April 25, 1997, effective as of January 1, 1997, in connection with the buyout of the former owners of H.H. Robertson. The Amended and Restated Partnership Agreement provides, among other things:

a.	The term of the Partnership expires December 31, 2050; however, dissolution will occur as the result of the sale or other disposition of all or substantially all of the Partnership’s properties. In addition, dissolution will occur with the written consent or affirmative vote of all of the partners.

b.	With certain exceptions, net profits and losses are to be allocated to the managing general partner until its capital account balance reaches a defined balance, then 20% to the managing general partner and 80% to the other partner.

c.	Distributions are to be made by the managing general partner to pay the federal and state income tax liabilities resulting from ownership interests in the Partnership. Tax distributions were approximately $5,000,000 during each of the years ended 2013, 2012, and 2011, respectively. Also, partner distributions paid during 2013, 2012, and 2011 were approximately $10,000,000, $9,000,000, and $10,000,000, respectively. The managing general partner receives a management fee of approximately $400,000 per year. The aforementioned amounts are recorded as equity distributions.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies

The accompanying consolidated financial statements reflect the application of the following significant accounting policies.

Principles of Consolidation

The consolidated financial statements include the accounts of the Partnership, CI, International, and MetalWorks (see Note 4). All significant intercompany transactions and accounts have been eliminated.

Reclassification

Certain reclassifications were made to the prior period accompanying financial statements to conform to the current period presentation.

The December 31, 2012 other accrued expenses was decreased and the other noncurrent liabilities was increased by $5,460,000 to properly present the current and long-term portion of a vendor obligation. The reclassification had no impact on the results of operations or liquidity of the Partnership.

Operating Cycle

The length of CI’s construction contracts vary, but are typically between 6 and 24 months. Amounts applicable to construction contracts are classified as current assets and liabilities in the accompanying consolidated financial statements, even though some portions are not expected to be realized within one year.

Revenue Recognition

Revenue for manufactured products is recognized as the material is shipped to the customer, while revenues for engineered and long-term construction contracts are recognized under the percentage-of-completion method of accounting. Revenues under this method are measured by the percentage of direct costs (primarily material and labor) incurred to date to the total estimated cost for each engineered or construction contract. Shipping and handling fees charged to customers are recorded as revenues and the related costs are recorded as cost of sales.

All indirect costs related to contract performance and general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Partnership considers all short-term investments with maturities of three months or less when acquired to be cash equivalents. The carrying amount approximates fair value.

Accounts Receivable and Allowance for Uncollectible Accounts

Management continually evaluates its accounts receivable and adjusts its allowance for uncollectible accounts for changes in potential credit risk. The Partnership does not require collateral for its trade accounts receivable. Trade accounts receivable are charged off directly to the allowance for uncollectible accounts when deemed uncollectible. The allowance is estimated based on the aging of the accounts receivable and historical collection experience.

There are no significant concentrations of credit risk exceeding 10% to any individual customer.

Inventories

Inventories, net of reserves, are carried at the lower of first-in, first-out (FIFO) cost or market and consist of the following:

	December 31
	2013	2012

Raw materials	$11,881,906	$11,836,882
Work-in-process	5,493,220	6,528,439
Finished goods	6,216,300	8,378,767
	$23,591,426	$26,744,088

Work-in-process and finished goods inventories include material, labor, and overhead and other direct expenses applied to the production of contract work.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation, including amortization of assets held under capital lease, is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Buildings	40 years
Manufacturing equipment	12 years
Office furniture, equipment, and computers	6–10 years
Automobiles and trucks	3–5 years

Leasehold improvements are amortized over the lesser of ten years or the term of the lease. Assets capitalized under capital leases are amortized in accordance with the respective class of owned assets or the life of the lease, whichever is shorter. Expenses for repairs, maintenance, and renewals are charged to operations as incurred. Expenditures that improve an asset or extend its useful life are capitalized.

Long-Lived Assets

It is the Partnership’s current policy to review long-lived assets for possible impairment when indicators of potential impairment are present on the basis of whether the carrying amount of such assets is fully recoverable from projected, undiscounted net cash flows from the related business. If such review indicates that the carrying amount of long-lived assets is not recoverable, then the Partnership’s current policy is to reduce the carrying amount of such assets to their fair value.

Note Receivable

The Partnership has a note receivable of approximately $4,423,000 due from one of its partners. As this note will ultimately be repaid through equity distributions, the balance is displayed as a reduction to partners’ capital. The note accrues interest at the average Euro rate (1.68% as of December 31, 2013), and interest is paid semiannually. The note had an original maturity of February 28, 2008, but was extended during 2007 until February 28, 2018.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Workers’ Compensation

The Partnership is a member of Affinity Insurance Ltd. (Affinity) which provides for insurance related to workers’ compensation, general liability, and automobile coverage. Affinity was created to provide long-term insurance security for a group of participants, which is a form of a captive insurance company owned by its insureds (called shareholders) domiciled in the Cayman Islands. In 2013 the Partnership replaced an outstanding letter of credit to Affinity of approximately $278,000 with a deposit of $197,000. The undiscounted estimated liability of approximately $248,000 and $289,000 included in other accrued expenses at December 31, 2013 and 2012, respectively, includes the estimate of the ultimate costs for incidents that may have occurred but have not yet been reported, and amounts for the maximum funded premium requirements.

Advertising

Advertising costs are expensed as incurred and totaled approximately $2,400,000, $2,500,000, and $2,440,000 for 2013, 2012, and 2011, respectively. These amounts are included in selling expenses in the accompanying consolidated statements of income.

Customer Concessions

The Partnership provides for the estimated costs that may be incurred to remedy deficiencies of quality or performance in its products. These concessions extend over a specified period of time depending upon the product. The Partnership accrues a provision for estimated future costs based upon the historical relationship between claims and costs incurred. The reserve is included in other accrued expenses in the accompanying consolidated balance sheets. The Partnership periodically reviews the adequacy of the accrual for product claims and adjusts the customer concession reserve for actual experience as necessary.

Vendor Rebates

The Partnership recognizes revenues on vendor rebates based upon the percentage of product purchased by the total quantity per the agreement.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

Extended Warranties/Deferred Revenue

The Partnership also sells extended warranties to certain customers. Provisions for estimated future warranty costs are accrued based upon the project’s square footage. Once accrued, the Partnership expenses claims as they are incurred and recognizes the warranty income ratably over the life of the contract. The reserve is included in deferred revenue in the accompanying consolidated balance sheets.

The following table reconciles the changes in the Partnership’s product warranty reserve:

	Year Ended December 31
	2013	2012	2011

Balance at January 1	$2,618,916	$2,459,943	$2,216,164
Deferred revenue for sales of extended warranties in the current year	67,286	346,620	455,945
Warranty income	(327,311)	(187,647)	(212,166)
Balance at December 31	$2,358,891	$2,618,916	$2,459,943

Fair Value Measurements

As of December 31, 2013 and 2012, the Partnership held cash and cash equivalents that are required to be measured at fair value on a recurring basis. The valuation techniques used to measure fair value are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs are generally unsupported by market activity. The three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value, include:

•	Level 1 – Quoted prices for identical assets or liabilities in active markets.

•	Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

As of December 31, 2013 and 2012, the Partnership’s cash and cash equivalents were comprised of $5,423,500 and $14,247,257 of money market securities classified as Level 2, respectively. The remaining cash balance of $3,508,816 and $5,385,989 was classified as Level 1. These financial assets are measured at fair value on a recurring basis based upon quoted prices in active markets.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The use of estimates is an integral part of applying the percentage-of-completion method of accounting for contracts.

Recent Accounting Pronouncements Adopted

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04, Fair Value Measurements, to improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with GAAP and International Financial Reporting Standards (IFRSs). The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices. The amendments result in common fair value measurement and disclosure requirements in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements and others change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. Many of the previous fair value requirements are not changed by this standard. The amendments in this standard are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011. Adoption of this standard did not have a material effect on the consolidated financial statements, results of operations, or liquidity of the Partnership.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Summary of Significant Accounting Policies (continued)

In June 2011, the FASB issued amendments to financial accounting standards related to the presentation of comprehensive income which requires entities to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Additionally, these amendments require an entity to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. In December 2012, the FASB deferred the requirement for presenting the reclassification adjustments from comprehensive income to net income by component within the face of the financial statements. These amendments, with retrospective application, are effective for interim and annual periods in fiscal year 2013. A separate consolidated statement of comprehensive income is included in these consolidated financial statements. Other than the change in presentation, these changes do not have an impact on the consolidated financial statements, results of operations, or liquidity of the Partnership.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The standard requires reporting and disclosure about changes in accumulated other comprehensive income (AOCI) balances and reclassifications out of AOCI. The guidance is to be applied prospectively and is effective for fiscal years beginning after December 15, 2013 with early adoption permitted. The Partnership will adopt this standard for fiscal year ending December 31, 2014 and does not anticipate this adoption to have an impact on the consolidated financial statements, results of operations, or liquidity of the Partnership.

4. Sale of MetalWorks

In May 2004, substantially all of the assets of MetalWorks were sold. Proceeds from the sale were $6,200,000 with cash of approximately $5,700,000 received at closing plus an escrow of $500,000 which was paid to the Partnership in May 2007. The asset sales agreement includes an earn-out extending for ten years based on product produced and sold by the buyer to be paid quarterly to MetalWorks. Warranty and product return liability obligations for certain time frames were retained by MetalWorks as provided in the asset sales agreement. These expired in 2011. A supply agreement was signed between the Partnership and the buyer for the materials required by the buyer to produce the MetalWorks products. The future earn-out has not been recorded since it is contingent upon the buyer reaching certain product sales milestones. The Partnership received no earn-outs in 2013, 2012, or 2011.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Other Accrued Expenses

The components of other accrued expenses were as follows:

	2013	2012

Warranty	$7,365,957	$6,013,155
Other taxes and interest	787,082	406,117
Vendor obligation	1,440,000	1,440,000
Current pension and OPEB obligation	587,224	1,255,282
Workers’ compensation	247,628	289,501
Other	1,339,214	1,269,244
Total	$11,767,105	$10,673,299

6. Revolving Loan and Credit Agreement

The Partnership entered into an amended and restated credit agreement with a bank that is scheduled to expire on January 31, 2016 (the Credit Facility). The Credit Facility has a maximum availability under a revolving loan facility of $22,000,000. Revolver borrowings are limited to the extent the Partnership does not maintain a borrowing base for qualified accounts receivable and inventory as defined.

The Credit Facility enables the Partnership to incur additional senior indebtedness up to $750,000 to finance equipment. The Credit Facility also provides the Partnership with additional borrowing capacity for a new capital expenditure term loan up to $6,000,000. During 2009, the Partnership utilized $4,170,000 related to the capital expenditure term loan, of which $0 and $0 remained outstanding as of December 31, 2013 and 2012, respectively.

All borrowings under the Credit Facility bear interest at a defined base rate or Euro rate selected at the discretion of the Partnership, plus an additional applicable margin that is based on a formula taking into consideration the Partnership’s ratio of funded debt to earnings before interest, taxes, depreciation, and amortization (EBITDA) on a rolling four-quarter basis.

Letters of credit outstanding and available as of December 31, 2013, are $7,016,000 and $2,984,000, respectively.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Revolving Loan and Credit Agreement (continued)

The Credit Facility requires the Partnership to maintain compliance with certain financial covenants, and places restrictions on distributions to the partners in certain circumstances. The Credit Facility also contains acceleration clauses in the event of a material adverse change in the Partnership’s business. The Partnership’s other debt agreements contain cross-default provisions for events of default in the revolving and term loan agreement. Borrowings on the line of credit are also cross-collateralized by the security granted for the term loan discussed in Note 7. No amounts are outstanding as of December 31, 2013 and 2012. The Partnership is in compliance with all covenants in the credit agreement as of December 31, 2013.

7. Long-Term Debt

Long-term debt consisted of the following:

	December 31
	2013	2012
Sheridan Industrial Revenue Bonds, with interest payable monthly at variable rates based on U.S. treasury obligations capped at 11.0% through August 1, 2014 (.2% at December 31, 2013). $2.7 million due August 1, 2020, $2.0 million due August 1, 2014 and $1.0 million due August 1, 2016. Secured by letter of credit.	$5,700,000	$5,700,000
Capital lease with payments due monthly of $53,527 with imputed interest rate of 7.27%. Payments due through March 2014.	90,284	704,303
Total	5,790,284	6,404,303
Less current portion of long-term debt	2,090,284	610,323
Long-term debt	$3,700,000	$5,793,980

Borrowings for the term loans under the credit agreement are secured by substantially all of the Partnership’s assets and a cross-collateralization of the security granted for the revolving loan discussed in Note 6.

In 2004, the Partnership entered into a financing lease that meets the criteria for capital lease accounting. The Partnership is required to make monthly payments of $41,816 for 84 months through March 2014. The lease is secured by equipment at the Cambridge plant.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Long-Term Debt (continued)

The carrying amounts of the Partnership’s variable rate long-term debt approximate fair value. Certain of the Partnership’s long-term borrowings do bear interest at fixed rates. Since these borrowings are privately held and their fair value is dependent upon the evaluation by a willing buyer of many company-specific and general economic variables, an estimate of the fair value of these long-term borrowings is not readily available; however, management estimates that the market value approximates the carrying value.

Future minimum payments for all long-term debt and capital leases are as follows:

2014	$2,090,284
2015	–
2016	1,000,000
2017	–
2018	–
Thereafter	2,700,000
Total	$5,790,284

8. Employee Benefit Plans

The Partnership has noncontributory defined benefit pension plans covering certain of its hourly employees. Benefits are calculated based on fixed amounts for each year of service rendered. Partnership contributions to the plan are made based upon the amounts required or allowed under the Employee Retirement Income Security Act of 1974 (ERISA).

The Partnership sponsors postretirement medical and life insurance plans that cover certain of its employees and their spouses. The contributions to the plans by retirees vary from none to 25% of the total premiums paid. The postretirement plan was amended in August 2009, and an adjustment of approximately $582,000 was recorded to reduce the obligation for retiree medical participants. The amendment grandfathered current retirees in the previous retiree plan, but as active participants retire, they will be entered into the new plan that includes a higher deductible.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Employee Benefit Plans (continued)

On December 8, 2003, the Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was signed into law. The Act introduces a prescription drug benefit under Medicare, as well as a federal subsidy to certain sponsors of postretirement health care benefit plans that provide a prescription drug benefit to their enrollees. On May 19, 2004, the FASB issued guidance related to accounting and disclosure requirements related to the Prescription Drug, Improvement and Modernization Act of 2003, that provides guidance on accounting for the effects of the Act for employers that sponsor postretirement health care plans that provide drug benefits. The guidance also requires employers to provide certain disclosures regarding the effect of the federal subsidy provided by the Act.

The Partnership’s actuary has calculated that the Partnership’s drug benefits are actuarially equivalent to the Act. The Partnership has not elected to file for the subsidy. It is estimated that upon election of the credit, the impact would be a decrease to the accumulated benefit obligation of approximately $345,000, with the offset to the actuarial gain/loss. There would be no impact to the net amount recognized in the accompanying consolidated balance sheets.

The financial statement disclosures for the years ended December 31st, for the Partnership’s employee benefit plans are as follows:

	Pension Benefits			Other Benefits
	2013	2012	2011	2013	2012	2011
Change in benefit obligation
Benefit obligation at beginning of year	$12,471,299	$11,120,815	$9,253,893	$9,179,518	$9,724,924	$8,736,587
Service cost	179,161	164,585	166,514	51,817	47,167	39,313
Interest cost	456,522	496,632	496,622	275,380	398,151	440,043
Actuarial loss (gain)	(825,168)	1,212,059	1,711,646	(1,598,151)	(482,382)	1,308,038
Benefits paid	(534,575)	(522,792)	(507,860)	(507,106)	(508,342)	(799,057)
Benefit obligation at end of year	$11,747,239	$12,471,299	$11,120,815	$7,401,458	$9,179,518	$9,724,924

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Employee Benefit Plans (continued)

	Pension Benefits		Other Benefits
	2013	2012	2013	2012
Change in plan assets
Fair value of plan assets at beginning of year	$10,432,132	$8,933,075	$–	$–
Actual gain (loss) on plan assets	2,459,799	1,309,849	–	–
Employer contributions	712,000	712,000	–	–
Benefits paid	(534,575)	(522,792)	–	–
Fair value of plan assets at end of year	$13,069,356	$10,432,132	$–	$–

Funded status at end of year	$1,322,117	$(2,039,167)	$(7,401,458)	$(9,179,518)

Funded status at end of year	$1,322,117	$(2,039,167)	$(7,401,458)	$(9,179,518)
Unrecognized net actuarial loss	2,956,876	6,105,628	2,029,101	4,098,927
Unrecognized prior service cost (benefit)	149,592	214,427	(279,757)	(355,389)
Net amount recognized	$4,428,585	$4,280,888	$(5,652,114)	$(5,435,980)

Amounts recognized in the consolidated balance sheets consist of
Prepaid benefit cost – noncurrent	$1,322,117	$–	$–	$–
Accrued benefit liability – current	–	(549,003)	(587,224)	(706,279)
Accrued benefit liability – long-term	–	(1,490,164)	(6,814,234)	(8,473,239)
Accumulated other comprehensive loss	3,106,468	6,320,055	1,749,344	3,743,538
Net amount recognized	$4,428,585	$4,280,888	$(5,652,114)	$(5,435,980)

The primary actuarial assumptions used in determining the actuarial present value of the projected benefit obligation are as follows:

	Pension Benefits		Other Benefits
	2013	2012	2013	2012

Discount rate	4.50%	3.75%	3.75%	3.25%
Expected return on plan assets	7.75%	7.75%	7.75%	7.75%

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Employee Benefit Plans (continued)

Net periodic pension expense for the years ended December 31 includes the following components:

	Pension Benefits			Other Benefits
	2013	2012	2011	2013	2012	2011
Service cost – benefits earned during the year	$179,161	$164,585	$166,514	$51,817	$47,167	$39,313
Interest cost on projected benefit obligation	456,522	496,632	496,622	275,380	398,151	440,043
Expected return on plan assets	(778,841)	(752,815)	(730,808)	–	–	–
Net amortization and deferral	707,461	506,782	340,147	396,043	432,570	372,575
Net periodic pension expense	$564,303	$415,184	$272,475	$723,240	$877,888	$851,931

The assumptions used in determining the net periodic pension expense for the years ended December 31 are as follows:

	Pension Benefits			Other Benefits
	2013	2012	2011	2013	2012	2011

Discount rate	3.75%	4.50%	5.50%	3.25%	4.30%	5.50%
Expected return on plan assets	7.75%	7.75%	7.75%	7.75%	7.75%	7.75%

The Partnership’s expected return on plan assets is estimated based on consideration of actual historical returns assuming current asset allocations, as well as judgments about future return prospects for the same current asset allocations based on all available, known information.

For measurement purposes, an 8% annual rate of increase in the per capita cost of covered health care benefits was assumed for the first three years beginning in 2013, 7% for the next four years, 6% for the next four years, and 5% per year thereafter.

At December 31, 2013, the plan assets exceeded accumulated benefit obligations for pensions. The prepaid pension cost was $1,322,117. The accumulated benefit obligation for the other benefits was $7,401,458.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Employee Benefit Plans (continued)

The accounting records of the Partnership’s pension plans are maintained on the accrual basis of accounting. The assets of the plans are maintained within Principal investment funds. The fair values of the plans’ assets represent their proportionate interest in the fair value of the funds, which is based upon the quoted market value of the underlying investments as of the last business day of the plan year.

The following table sets forth by level, within the fair value hierarchy, the pension plan assets carried at fair value as of:

	Level 1 (Quoted Prices in Active Markets for Identical Assets)	Level 2 (Significant Other Observable Inputs)	Level 3 (Significant Unobservable Inputs)	Total
December 31, 2013
Equity mutual funds	$9,616,619	$149,763	$–	$9,766,382
International equity mutual funds	258,620	1,952,777	–	2,211,397
Bond, mortgage, and other funds	87,217	965,827	38,533	1,091,577
Total assets at fair value	$9,962,456	$3,068,367	$38,533	$13,069,356

December 31, 2012
Equity mutual funds	$7,373,735	$81,414	$–	$7,455,149
International equity mutual funds	228,229	1,713,429	–	1,941,658
Bond, mortgage, and other funds	103,838	894,268	37,219	1,035,325
Total assets at fair value	$7,705,802	$2,689,111	$37,219	$10,432,132

The valuation techniques required by the fair value guidance are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. These two types of inputs create the fair value hierarchy as presented in Note 3.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Employee Benefit Plans (continued)

Level 2 assets held by the Partnership’s pension plan are valued primarily using observable inputs. When Level 2 quoted market prices are unobservable, quotes from independent pricing vendors based on recent trading activity and other relevant information, including market interest rate curves, referenced credit spreads and estimated prepayment rates where applicable, are used for valuation purposes. Alternative investments, which are classified as Level 3, are not readily marketable. They are carried at estimated fair value as provided by investment managers based primarily on unobservable information. Those estimated fair values may differ significantly from the values that would have been used had a ready market for these securities existed. As of December 31, 2013 and 2012, the Partnership’s plan held $38,533 and $37,219, respectively, in investments classified as Level 3. Activity related to these investments was insignificant during the year.

The Partnership’s pension plan weighted-average asset allocations, by asset category, are as follows:

	December 31
	2013	2012

Equity mutual funds	91.65%	90.08%
Debt securities	8.35	9.92
Total	100.00%	100.00%

The Partnership’s investment policies and strategies are set by management and consist of allocations to achieve a reasonable balance between performance and risk aversion. Management and its investment consultant monitor the long-term return rates for its portfolio and change the fund allocation accordingly between large cap, small cap, and international equity mutual funds to achieve the desired return and risk. The current target allocations are 0%–50% mutual fund fixed income securities and 50%–95% mutual fund equities.

Planned contributions for fiscal 2014 are expected to approximate $712,000.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Employee Benefit Plans (continued)

The following benefit payments, which reflect expected future service as appropriate, are expected to be paid by the pension plan during the year ending December 31:

	Pension Benefits	Other Benefits

2014	$642,562	$587,224
2015	622,485	613,842
2016	630,813	600,634
2017	641,723	638,940
2018	675,274	663,496
2019–2023	3,997,592	2,944,986

Amounts in accumulated other comprehensive income (loss) that are expected to be recognized as components of net periodic benefit cost in 2014, are:

	Pension	Other Benefits	Total

Amortization of prior service cost	$64,472	$(75,632)	$(11,160)
Amortization of net actuarial loss	403,776	244,818	648,594
Amortization of accumulated other comprehensive loss	$468,248	$169,186	$637,434

To develop the expected long-term rate of return on assets assumption, the Partnership considered the historical returns and the future expectations for returns for each asset class, as well as the target asset allocation of the pension portfolio.

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Employee Benefit Plans (continued)

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	One- Percentage- Point Increase	One- Percentage- Point Decrease

Effect on total of service and interest components	$24,791	$(21,841)
Effect on the postretirement benefit obligation	530,279	(469,533)

The Partnership maintains qualified 401(k) and profit-sharing plans covering substantially all employees. Under the terms of the plans, the Partnership will match 60% of the first 6% of participant contributions and make additional contributions as required by the plans. The Partnership may also make discretionary contributions to the plans. During 2013 and 2012, the Partnership made a matching contribution of approximately $837,000 and $918,000, respectively. The total matching and discretionary contributions made by the Partnership were $3,831,000 and $3,548,000 for the years ended December 31, 2013 and 2012, respectively.

9. Accumulated Other Comprehensive Loss

The following table sets forth the accumulated other comprehensive loss (income) and consists of the following components:

	Currency Translation Adjustment	Pension and OPEB Minimum Liability	Accumulated Other Comprehensive Loss (Income)

Balances, December 31, 2010	$153,799	$7,576,355	$7,730,154
2011 activity	–	3,253,947	3,253,947
Balances, December 31, 2011	153,799	10,830,302	10,984,101
2012 activity	–	(766,709)	(766,709)
Balances, December 31, 2012	153,799	10,063,593	10,217,392
2013 activity	–	(5,207,781)	(5,207,781)
Balances, December 31, 2013	$153,799	$4,855,812	$5,009,611

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CENTRIA and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10. Commitments and Contingencies

Minimum annual rental payments under noncancelable operating leases as of December 31, 2013, are as follows:

2014	$2,126,827
2015	1,787,376
2016	1,784,706
2017	1,693,624
2018	1,615,912
Thereafter	2,568,370

The noncancelable operating leases relate to office and warehouse space, forklift trucks, as well as office equipment. Rental expense was approximately $2,051,000 and $1,933,000 during 2013 and 2012, respectively.

The Partnership is involved in various claims and litigation incidental to the conduct of its business. Based on consultation with legal counsel, management does not believe that any of these other claims of litigation to which the Partnership is a party will have a material effect on the Partnership’s consolidated financial position or results of operations.

11. Subsequent Events

Management evaluated subsequent events through March 3, 2014, the date the financial statements were available to be issued.

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